Consent of Independent Auditors

      We consent to the use of our report dated February 4, 2005, except as to note 11 which is dated as of June 3, 2005, with respect to the financial statements of Delex Therapeutics Inc. that are included in the Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 of YM BioSciences Inc as filed with the United States Securities and Exchange Commission on June 30, 2005 for the registration of 12,575,218 shares of common stock.


Toronto, Canada                         /s/ ERNST & YOUNG LLP
June 30, 2005                           ----------------------------------------
                                        Chartered Accountants